Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES ANNOUNCES RESULTS FOR FISCAL 2008 SECOND QUARTER

MINNEAPOLIS, May 8, 2008 — Delphax Technologies Inc., a global provider of high-speed digital printing systems, today reported net sales of $9.9 million for the second quarter ended March 31, 2008, compared with $11.3 million in the same period a year earlier. The fiscal 2008 second-quarter net loss was $1.1 million, or $0.17 per share, compared with a net loss of $62,000, or $0.01 per share, for the second quarter of fiscal 2007.

For the six months ended March 31, 2008, net sales were $19.8 million, compared with $23.0 million for the same period of 2007. The net loss was $2.2 million, or $0.33 per share, compared with $15,000, or $0.00 per share, a year earlier.

“This year’s second quarter was our fifth consecutive quarter without a major system sale, a central consideration in the decision announced yesterday to reduce our investment in the sales, marketing and product development efforts for our CR Series roll-fed press and initiate a related workforce reduction,” said Dieter Schilling, president and chief executive officer. “The difference between profit and loss in recent quarters has been the cost of trying to build a growth strategy around the CR Series, a product line that offers significant productivity advantages, but has so far found only a limited following among commercial printers.”

The workforce reduction is expected to result in a charge of approximately $2 million in the third fiscal quarter ending June 30, 2008. Along with other spending cuts the company expects to make, the workforce reduction is expected to reduce annual cash costs by approximately $4 million. The action is not expected to significantly affect the security printing side of Delphax’s business.

“We will continue to provide full service and engineering support to current and prospective CR Series customers,” Schilling said. “But our overriding objective is to return Delphax to profitability by focusing on the core of our business—providing equipment, service and supplies to the security printing industry, supplemented by a stable combination of legal/financial, transactional, direct mail and other publishing applications where we have an established customer base. We currently have a sales backlog of approximately $1.5 million, primarily for equipment related to the security printing industry, which we expect to bring us to profitability in the fourth quarter of this fiscal year.”

Service-related revenues—sales of maintenance, spares and supplies—were $9.8 million in the fiscal 2008 second quarter, down from $11.0 million in the second quarter of fiscal 2007. The decline reflected the diminishing contribution of the mature and legacy portion of the company’s installed base. As previously disclosed, customers of this older printing equipment are replacing it with alternative technology, which results in less service-related revenues for Delphax.

Gross margin for the second quarter of fiscal 2008 was $2.5 million, or 26 percent of net sales, down from $3.4 million, or 30 percent of net sales, for the second quarter a year earlier. For the six months ended March 31, 2008, gross margin was $5.1 million, compared with $6.5 million for the first six months of fiscal 2007. The gross margin rate for the first six months of fiscal 2008 was 26 percent, compared with 28 percent for the same period last year.

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Fiscal 2008 second-quarter operating expenses held even with the second quarter of fiscal 2007 at $3.2 million. For the six months ended March 31, 2008, operating expenses were $6.5 million, up 6 percent from $6.1 million for the six months ended March 31, 2007.

Delphax Technologies Inc. will discuss its fiscal 2008 second quarter results in a conference call for investors and analysts today, Thursday, May 8, 2008, at 10:30 a.m. Central Time. To participate in the conference call, please call 1-800-257-7063 shortly before 10:30 a.m. Central Time and ask for the DELPHAX conference call. The conference call will also be webcast. To listen only, log on to http://w.on24.com/r.htm?e=109012&s=1&k=A725481AC20B9F5F456C350355672C6F. To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 11113636#. The replay will be available beginning at 12:30 p.m. Central Time May 8, and will remain active through May 15, 2008.

About Delphax Technologies Inc.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile and handle a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently installations using Delphax EBI technology in more than 50 countries worldwide. The company is headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France. The company is seeking to have its common stock quoted on the OTC Bulletin Board®. Additional information is available on the company’s website at www.delphax.com.

Statements made in this news release concerning the company’s or management’s expectations about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

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CONTACTS:
Gregory S. Furness	Tom Langenfeld
Chief Financial Officer	(for Delphax Technologies Inc.)
Delphax Technologies Inc.	(952) 920-4624
(952) 939-9000
gfurness@delphax.com

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DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2008	2007	2008	2007
Sales:
Maintenance, spares and supplies	$9,827	$10,991	$19,612	$21,727
Printing equipment	37	322	231	1,269

NET SALES	9,864	11,313	19,843	22,996
Cost of sales	7,345	7,884	14,741	16,467

GROSS PROFIT	2,519	3,429	5,102	6,529
Operating expenses:
Selling, general and administrative	2,259	2,403	4,525	4,381
Research and development	989	836	1,930	1,692

OPERATING EXPENSES	3,248	3,239	6,455	6,073

(LOSS) INCOME FROM OPERATIONS	(729)	190	(1,353)	456
Net interest expense	452	315	871	650
Foreign currency exchange gain	(76)	(69)	(48)	(185)

LOSS BEFORE INCOME TAXES	(1,105)	(56)	(2,176)	(9)
Income tax expense	—	6	—	6

NET LOSS	$(1,105)	$(62)	$(2,176)	$(15)

Loss per common share	$(0.17)	$(0.01)	$(0.33)	$(0.00)

Loss per common share, assuming dilution	(0.17)	(0.01)	(0.33)	(0.00)

Weighted average number of shares outstanding during the period:
Basic	6,530	6,455	6,530	6,447
Diluted	6,530	6,455	6,530	6,447

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DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	March 31,	September 30,
	2008	2007
ASSETS
Cash and cash equivalents	$450	$549

Accounts receivable, net	4,922	7,177

Inventory	13,731	13,725

Other current assets	1,517	1,281

Total current assets	20,620	22,732

Fixed assets, net	1,792	1,351

Other non-current assets	1,666	1,513

Total assets	$24,078	$25,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$5,924	$6,478

Current portion of debt	329	235

Total current liabilities	6,253	6,713

Long-term portion of debt	10,317	9,223

Total liabilities	16,570	15,936

Shareholders’ equity	7,508	9,660

Total liabilities and shareholders’ equity	$24,078	$25,596

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DELPHAX TECHNOLOGIES INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended March 31,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(2,176)	$(15)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	208	361
Non-cash interest on subordinated debt	131	225
Stock-based compensation	75	74
Other	43	(28)
Changes in operating assets and liabilities:
Accounts receivable	2,255	(894)
Inventory	(6)	2,210
Other current assets	(236)	(453)
Current liabilities	(746)	(2,481)

NET CASH USED IN OPERATING ACTIVITIES	(452)	(1,001)

INVESTING ACTIVITIES
Purchase of equipment and fixtures	(80)	(19)

NET CASH USED IN INVESTING ACTIVITIES	(80)	(19)

FINANCING ACTIVITIES
Issuance of subordinated debt	—	900
Borrowing (payment) on bank credit facilities, net	537	(270)
Debt financing costs	(196)	—
Checks written in excess of cash balances	204	231
Principal payments on capital lease obligations	(47)	(62)

NET CASH PROVIDED BY FINANCING ACTIVITIES	498	799
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(65)	132

DECREASE IN CASH AND CASH EQUIVALENTS	(99)	(89)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	549	582

CASH AND CASH EQUIVALENTS, END OF PERIOD	$450	$493

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